EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	State/Country
Burton Group, Inc.	Utah, USA
Capterra, Inc.	Delaware, USA
Computer Financial Consultants, Inc.	Delaware, USA
Computer Financial Consultants, Limited	United Kingdom
Dataquest, Inc.	California, USA
G.G. Properties, Ltd.	Bermuda
Gartner Advisory (Singapore) PTE LTD.	Singapore
Gartner Australasia PTY Limited ( including branch in New Zealand)	Australia
Gartner Austria GmbH	Austria
Gartner Belgium BVBA ( including branch in Luxembourg)	Belgium
Gartner Canada Co.	Nova Scotia, Canada
Gartner Consulting (Beijing) Co., LTD.	China
Gartner Denmark ApS	Denmark
Gartner Deutschland, GmbH	Germany
Gartner do Brasil Servicos De Pesquisas LTDA.	Brazil
Gartner Espana, S.L. ( including branch in Portugal)	Spain
Gartner Europe Holdings, B.V.	The Netherlands
Gartner France S.A.R.L.	France
Gartner Finland Oy	Finland
Gartner Gulf FZ, LLC - ( including branch in Abu Dhabi)	United Arab Emirates
Gartner Group Taiwan LTD.	Taiwan
Gartner Group (Thailand) Ltd.	Thailand
Gartner Holdings Ireland UC	Ireland
Gartner Holdings, LLC	Delaware, USA
Gartner Hong Kong, Limited	Hong Kong
Gartner India Research & Advisory Services Private Ltd.	India
Gartner Investments I, LLC	Delaware, USA
Gartner Investments II, LLC	Delaware, USA
Gartner Ireland Limited	Ireland
Gartner Italia, S.r.L.	Italy
Gartner Israel Advisory Ltd.	Israel
Gartner Japan Ltd.	Japan
Gartner Mexico S. de R. L. de C.V.	Mexico
Gartner Nederland B.V.	The Netherlands
Gartner Norge A.S.	Norway
Gartner Poland SP z.o.o	Poland
Gartner Research & Advisory Korea Co., Ltd.	Korea
Gartner Research & Advisory (Malaysia) Ltd.	Malaysia
Gartner Research Holdings Ltd.	Bermuda

Gartner RUS LLC	Russia
Gartner Saudi Arabia Ltd.	Saudi Arabia
Gartner South Africa (Pty) Ltd.	South Africa
Gartner Sverige AB	Sweden
Gartner Switzerland GmbH	Switzerland
Gartner Turkey Teknoloji Arastirma ve Danismanlik Hizmetleri Limited Sirketi	Turkey
Gartner U.K. Limited	United Kingdom
1422722 Ontario, Inc.	Canada
Meta Group GmbH	Germany
META Saudi Arabia	Saudi Arabia
Nubera eBusiness, S.L.	Spain
Machina Research USA, Inc.	Delaware, USA
Newco 5CL Limited	United Kingdom
Rapture World Limited	United Kingdom
SCM World US, Inc.	Delaware, USA
SCM World Limited	United Kingdom
Senexx Israel Ltd.	Israel
L2 Think Tank Holdings Ltd	Ireland
L2 Think Tank International Holdings	Ireland
L2 UK Limited	United Kingdom
L2, Inc.	Delaware, USA
Sircleit, Inc.	Delaware, USA
Software Advice, Inc.	California, USA
Sports Leadership Acquisition Co.	Delaware, USA
Talent Assessment Holding Ltd.	United Kingdom
The Research Board, Inc.	Delaware, USA
Valtera Corporation US	Illinois, USA
CEB Australia PTY Limited	Australia
CEB ( Barbados) SRL	Barbados
CEB Global Holdings Limited	United Kingdom
CEB Global Limited	United Kingdom
CEB Holdings Australia PTY Limited	Australia
CEB Holdings UK 1 Limited	United Kingdom
CEB Holdings UK 2 Limited	United Kingdom
CEB Inc.	Delaware, USA
CEB India Private Limited	Gurgaon
CEB International Holdings, Inc	Delaware, USA
CEB Singapore Pte. Limited	Singapore
CFO Forum Australia PTY Ltd	Australia
CXO Acquisition Co	Delaware, USA
Evanta Ventures Inc.	Delaware, USA
HR Director Forum PTY Ltd	Australia